EXHIBIT 10.2
CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY ASTERISKS [**], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

AMENDMENT NO. 8

THIS AMENDMENT NO. 8 (“Amendment No. 8”), effective as of 19 May 2026 (the “Amendment Effective Date”), is between IDEXX B.V., a corporation organized under the law of The Netherlands (“IDEXX”) and Ortho-Clinical Diagnostics, Inc., a New York corporation with offices at 100 Indigo Creek Drive, Rochester, New York, U.S.A. (“OCD” or “Ortho”).
WHEREAS Ortho and IDEXX have entered into an agreement effective as of October 17, 2003, which was amended by Amendment Nos. 1 to 7, inclusive, and the Letter Agreement dated July 28, 2023, regarding supply by Ortho of dry slides for IDEXX veterinary chemistry analyzers (the agreement as amended, collectively, the “Agreement”); and
WHEREAS the Parties now desire to further amend the Agreement to include an additional project involving the packaging by Ortho of slides provided by IDEXX, to amend certain Exhibits to the Agreement, and to make other amendments as set forth in this Amendment No. 8.

The Parties agree as follows:
1.Definitions.
a.All capitalized defined terms used in this Amendment No. 8 but not defined in it have the meanings defined in the Agreement.
b.The following new definitions are added to Section 1 of the Agreement:
“IDEXX-SDMA Slides” means the SDMA slides manufactured by IDEXX and delivered to Ortho for packaging by Ortho into SDMA Clips under the Agreement.
“SDMA Clip” means a Panel manufactured by Ortho in a clip configuration that includes at least one IDEXX-SDMA Slide and at least one Ortho-manufactured Slide, and which is listed in Schedule 3.
“including” and “includes,” whether or not capitalized, means including but not limited to.

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“Products” means the products sold by Ortho to IDEXX under the Agreement (including, as amended, by any amendment).
“SDMA” means Symmetric Dimethylarginine.
“Non-EU Agreement” means the agreement effective as of October 16, 2003, between IDEXX Operations, Inc. and Ortho-Clinical Diagnostics, Inc. regarding supply by Ortho of dry slides for IDEXX veterinary chemistry analyzers, as amended from time to time (including by Amendment No. 10 thereto).
2.IDEXX-SDMA Slide Packaging. New Section 3.11 is added to the Agreement as follows:
1.11IDEXX-SDMA Slide Packaging.
(a)Subject to the terms and conditions of the Agreement (including as amended by Amendment No. 8), Ortho agrees to package the IDEXX-SDMA Slides into SDMA Clips in accordance with the configurations set forth on Schedule 3 and the applicable portions of the Parties’ Quality Agreement.
(b)IDEXX is solely responsible for the development (based on Ortho’s Work Center architecture) and fabrication of the cartridges and trays IDEXX will use to deliver the IDEXX-SDMA Slides from IDEXX’s production facility to Ortho’s designated slide manufacturing facility. IDEXX is solely responsible for all transportation, handling, and shipping costs related to the delivery of the IDEXX-SDMA Slides to Ortho’s slide manufacturing facility. The Parties have approved a requirements document and material specifications for the cartridges and trays to ensure compatibility of the cartridges and trays with the modified design of Ortho’s designated Work Centers used to package SDMA Clips (specifically, “Work Centers 4 and 5”). [**].
(c)[**].
(d)[**].
(e)[**].
(f)[**].
(g)[**].
(h)[**].
(i)[**].

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3.[**]. New Section 7.05 is added to the Agreement as follows:
1.05 [**].
(a)[**].
(b)Each IDEXX-SDMA Slide packaged under this Agreement is considered a “Slide” for the purposes of calculating aggregated slide purchase volume to determine the pricing tier for the applicable Contract Year of the Term in accordance with Schedule 5 of the Agreement.
(c)[**].
(d)[**].
(e)[**].
4. [**]. New Section 7.06 is added to the Agreement as follows:

1.06[**].
5.Dispute Resolution. New Section 31 is added to the Agreement as follows:

31.Dispute Resolution.
31.01 Disputes. The project managers or operational contacts of the Parties will attempt to resolve any disputes that may arise under this Agreement informally between the Parties. If after ten (10) days the project managers or operational contacts of the Parties are unable to resolve the dispute, then either Party may request that the executives of the Parties attempt to resolve the dispute. Within ten (10) days of that request, the executives of each Party, each of whom has the authority to represent the Party and the resolve the dispute, will meet in person or virtually to attempt to resolve the dispute. If after the earlier of (i) ten (10) days from the meeting of the Parties’ executives and (ii) thirty (30) days from the date both Parties began the attempts to resolve the dispute, the Parties have been unable to resolve the dispute, either Party may seek mediation under Section 31.02 below.
31.02 Mediation. If a dispute cannot be resolved under Section 31.01, the Parties agree to first try to settle the dispute by non-binding mediation administered by the American Arbitration Association (“AAA”) under its Commercial Mediation Procedures. The mediation must take place in New York, New York, and must be attended on behalf of each Party by a senior businessperson with authority to resolve the dispute. The mediator must be a former federal judge. If the dispute is not settled within forty-five (45) days

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following service of a written demand for mediation or within a different period as the Parties may agree in writing, either Party may pursue any available remedies at law or in equity. The costs of the mediation, including the fees and costs of each Party and its representatives, and the fees and costs of the mediator, including travel expenses and other expenses, will be borne equally by the Parties. All communications, offers, positions, and statements made in connection with the mediation are confidential, made without prejudice, and inadmissible as evidence in any subsequent proceeding, except as required by applicable law.
31.03 Equitable Relief. The procedures in Sections 31.01 and 31.02 do not preclude either Party from seeking interim or permanent injunctive or equitable relief under applicable law, and either Party may seek the equitable or injunctive relief an affected Party deems necessary relating to this Agreement in any court having jurisdiction over the Parties.
32.Update of Selected Schedules and Exhibits to the Agreement. The Parties agree to update the Schedules and Exhibits to the Agreement as follows:

a.Schedule 3 to the Agreement is deleted in its entirety and replaced with Schedule 3 attached to this Amendment No. 8.
b.Schedule 5-A to the Agreement is deleted in its entirety and replaced with Schedule 5-A attached to this Amendment No. 8.
c.Schedule 6 to the Agreement is deleted in its entirety and replaced with Schedule 6 attached to this Amendment No. 8, [**].
33.General Provisions.

a.Except as modified by this Amendment No. 8, the Agreement remains in effect. This Amendment No. 8 is to be construed as part of the Agreement. Each reference in the Agreement to “hereof”, “hereunder”, “herein,” “hereby,” the or this “Agreement,” and all other similar references in the Agreement, including any other amendments, from and after the date of this Amendment No. 8, is deemed to refer to the Agreement as amended by this Amendment No. 8.
b.The Agreement (as amended by this Amendment No. 8) constitutes the entire agreement between the Parties and supersedes all prior and contemporaneous agreements, understandings, conditions, representations, warranties, and communications between the Parties relating to the Agreement’s subject matter. The terms of this Amendment No. 8 will prevail over different or conflicting provisions in the Agreement.

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c.This Amendment No. 8 may be signed electronically and in multiple counterparts, each of which is considered an original, but all of which constitute a single instrument.
[Amendment No. 8 Signature Page Follows]

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[Amendment No. 8 Signature Page]

IN WITNESS WHEREOF and intending to be legally bound, the Parties have caused this Amendment No. 8 to be signed by their respective authorized representatives and to be effective as of the Amendment Effective Date.
ORTHO-CLINICAL DIAGNOSTICS, INC.        IDEXX B.V.
By: /s/ Bryan Hanson                    By: /s/ Bob Asmann
Name : Bryan Hanson                    Name: Bob Asmann
Title: EVP, Global Portfolio Management        Title: SVP Global Operations
and Marketing

Date: May-13-2026                    Date: May-19-2026

Acknowledged and consented to, solely as guarantor pursuant to Section 30 of the Agreement:

IDEXX LABORATORIES, INC.
By: /s/ Bob Asmann
Name: Bob Asmann
Title: SVP Global Operations
Date: July-08-2026

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